Exhibit 99.1

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JOY
FOUNDATION
COAL WEST INC.
CHRISSY KAPLAN

Alpha Natural Resources

Alpha Natural Resources - Investor Call
September 10, 2009

Certain statements made by management during this call and webcast constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance. Risks and uncertainties are inherent in our future performance.
Many factors could cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking-statements. These factors are discussed in detail in our Annual Report on Form 10-K and in our other filings with the SEC, which you access through the investor relations section of Alpha’s website or the SEC website. Given these risks and uncertainties, prospective and current investors are cautioned not to place undue reliance on such forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to update the statements made today or contained in our Annual Report or other filings due to changes in underlying factors, new information, future developments, or otherwise, except as required by law.

Northern Appalachia
Central Appalachia
Illinois Basin
Powder River Basin
Production Capacity	55.0
2008 Shipments	49.2
Reserves	760
Reserves	26
Production Capacity	17.3
2008 Shipments	17.9
Reserves	800
Production Capacity	25.0
2008 Shipments	32.1
Reserves	762
Note: Figures pro forma as of 12/31/08.

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Business Unit Structure

Amfire
PA Services

Northern WV
Southern WV
Kentucky/Virginia
Alpha Coal West

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Estimated Synergies ($ in millions)

Marketing	$17 - 20
Representative examples:	
Increased Central Appalachian export opportunity through DTA	
Increased export opportunity through Gulf / New Orleans	
Increased export opportunity through Baltimore	
NS steam coal source optimization (cost optimization, freight savings & free-up of potential met coal)	
Purchasing	$11 - 13
Representative examples:	
Various mine supplies such as cables, lubes, roof support, tires, belts, filters	
Volume incentives with primary mine equipment OEMs	
Diesel and explosives savings	
Maintenance saving by utilizing Alpha's regional repair facilities	
Corporate & Administrative	$15 - 17
Representative examples:	
Insurance and surety savings	
HR & legal consolidation	
Recurring cash tax savings	
Total	**$43 - 50**

Synergy Detail
Additional upside possible, primarily driven by additional blending and optimization opportunities depending on future market conditions
Annual net synergies conservatively estimated at $45 million at full run-rate anticipated to be achieved by mid-year 2010.

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	(pro forma) 2009	2010
Average per Ton Sales Realization on Committed and Priced Coal Shipments[1]		
West	$10.50	$11.17
Eastern Steam	$63.84	$69.51
Eastern Met	$100.87	$114.45
Coal Shipments (MM Tons)[2]	83 - 87.5	80.0 - 90.0
West	50.0 - 51.5	48.0 - 51.0
Eastern Steam	26.0 - 28.0	23.0 - 28.0
Eastern Met	7.0 - 8.0	9.0 - 11.0
Committed and Priced (%)[3]	100%	76%
West	100%	96%
Eastern Steam	100%	67%
Eastern Met	95%	18%
Committed and Unpriced (%)[3,4]	0.4%	10%
West	0%	0%
Eastern Steam	0.2%	23%
Eastern Met	5%	36%
Cost of Coal Sales Per Ton		
West	$8.50 - $9.50	
East	$50 - $53

Financial Outlook

NOTES:
1. Based on committed and priced coal shipments as of August 25, 2009.
2. Eastern shipments in 2009 and 2010 include an estimated 2.0 to 3.0 million tons of brokered coal per year.
3. As of August 25, 2009, compared to the midpoint of shipment guidance range.
4. In 2009, committed and unpriced Eastern tons include approximately 0.3 million tons of committed met coal subject to market pricing, and legacy contracts covering approximately 0.1 million tons of steam coal subject to indexed pricing estimated at $50 per ton.  In 2010, committed and unpriced Eastern tons include approximately 1.3 million tons of steam coal subject to collared pricing with an average pricing range of $72 to $82 per ton, legacy contracts covering approximately 0.6 million tons of steam coal subject to average indexed pricing estimated at $63.33 per ton, 3.4 million tons of committed steam coal subject to market pricing, and 3.6 million tons of committed met coal subject to market pricing.

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Low Leverage and Strong Liquidity

($ millions)	Maturity	As of 6/30/09 Alpha	As of 6/30/09 Foundation	Post-closing Pro Forma
$500mm Foundation Revolving Credit Facility	July, 2011	$0	$0	$0
Foundation Term Loan A	July, 2011	-	302	302
Alpha Term Loan B	Retired 7/31/09	233	-	-
Alpha 2.375% Convertible Notes	April, 2015	288	-	288
Foundation 7.25% Senior Unsecured Bonds	August, 2014	-	298	298
Other Debt		13	0	13
Total Debt		**$534**	**$600**	**$901**
Liquidity and Credit Statistics				
Cash & Equivalents		$667	$31	$497
Revolver		460	500	650
Additional Accordian Feature Potential		-	100	50
Accounts Receivable Securitization Facility		85	-	85
Additional Accounts Receivable Securitization Facility				65
Less: Letters of Credit Outstanding		(67)	(177)	(244)
Total Potential Liquidity		**$1,145**	**$454**	**$1,103**
Total Debt / LTM EBITDA		1.5x	1.8x	1.3x
LTM Adjusted EBITDA[1]		$352	$327	$679

Leverage of approximately 1.3x and cash and total liquidity of approximately $1 billion

Note: LTM data as of 6/30/09.
(1) LTM EBITDA based on Alpha Natural Resources, Inc. Reported EBITDA and Foundation Coal Corporation Adjusted EBITDA.

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JOY
FOUNDATION
COAL WEST INC.
CHRISSY KAPLAN

Alpha Natural Resources

Alpha Natural Resources - Investor Call